UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2022 (June 9, 2022)

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jan R. Hauser as Director
On June 9, 2022, the Board of Directors (the “Board”) of Proterra Inc (the “Company”), upon the recommendation of its Nominating and ESG Committee, appointed Jan R. Hauser as a director of the Company. In connection with Ms. Hauser’s appointment as a director, the Board approved an increase in the size of the Board from nine to ten directors. The Board also appointed Ms. Hauser to serve on the Board’s Nominating and ESG Committee. These appointments were effective on June 9, 2022. Ms. Hauser will serve as a Class II director with an initial term expiring at the Company’s 2023 annual meeting of stockholders.

Ms. Hauser is an experienced board member who serves on the boards of directors of two public companies, Vonage Holdings Corp., a global cloud communications company, since September 2019, and Enfusion, Inc., a financial industry, software-as-a-service company, since September 2021. Ms. Hauser served as Vice President and Chief Accounting Officer of General Electric Company, a multinational conglomerate, from April 2013 to November 2018, where she led a controllership team of more than 3,000 professionals. She retired from GE in early 2019 after serving in a brief transitional role to the incoming Chief Accounting Officer. Prior to GE, Ms. Hauser was a senior consulting partner in the national office of PricewaterhouseCoopers LLP, a multinational professional services firm, serving as a senior technical resource on multiple topics. She led diversity efforts for PwC’s national office and served on its U.S. Partner Admissions Committee. Ms. Hauser served as PwC’s representative on the Financial Accounting Standards Board’s Emerging Issues Task Force and on FASB’s Financial Accounting Standards Advisory Council. Early in her career, Ms. Hauser was a Professional Accounting Fellow in the Office of the Chief Accountant at the Securities and Exchange Commission. She is a licensed certified public accountant and holds a B.B.A. degree in accounting from the University of Wisconsin-Whitewater. Ms. Hauser brings to the Board deep knowledge in accounting and finance and senior executive leadership experience managing complex operational and financial matters.

Ms. Hauser has no arrangements or understandings pursuant to which she was appointed a director and she does not have any transactions reportable under Item 404(a) of Regulation S-K.

Ms. Hauser’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the SEC on April 13, 2022. Ms. Hauser will also enter into our standard indemnification agreement, a form of which was previously filed with the SEC as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (No. 333-252674) on April 7, 2021.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the appointment described above is being furnished as Exhibit 99.1 to this filing. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated June 15, 2022, regarding board appointment
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2022

PROTERRA INC

By:	/s/ Gareth T. Joyce
Name:	Gareth T. Joyce
Title:	President and Chief Executive Officer